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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)    ☐

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification no.)

Esther Fannin
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7063
(Name, address and telephone number of agent for service)

Delaware (State or other jurisdiction of incorporation or organization)	Bunge Limited Finance Corp. (exact name of obligor as specified in its charter)	26-002-1554 (IRS employer identification no.)
Bermuda (State or other jurisdiction of incorporation or organization)	Bunge Limited (exact name of obligor as specified in its charter)	98-0231912 (IRS employer identification no.)
50 Main Street White Plains, New York (Address of principal executive offices)		10606 (Zip Code)

5.35% Senior Notes due 2014 (Title of the indenture securities)

1.
General information.

        Furnish the following information as to the trustee-

    Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia
    Atlanta, Georgia

    Federal Reserve Bank of Atlanta
    104 Marietta Street, N.W.
    Atlanta, Georgia

    Federal Deposit Insurance Corporation
    550 17th Street, N.W.
    Washington, D.C.

    Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3-12
No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.
Defaults by the Obligor.

(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        There is not and has not been any default under this indenture.

  (b)
  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

        There has not been any such default.

14-15
No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction (b) to Item 13, the obligor is not in default in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.
List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

  (1)
  A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

  (2)
  A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1).

  (3)
  A copy of the authorization of the trustee to exercise corporate trust powers (Included in Exhibit 1).

  (4)
  A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

  (5)
  Not applicable.

  (6)
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  (7)
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2004.

  (8)
  Not applicable.

  (9)
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 12th day of August, 2004.

SUNTRUST BANK
By:	/s/ ESTHER FANNIN Esther Fannin Trust Officer

EXHIBIT 1 TO FORM T-1

ARTICLES OF ASSOCIATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Included in Exhibit 1)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Included in Exhibit 1)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of 5.35% Senior Notes due 2014 of Bunge Limited Finance Corp., to be guaranteed by Bunge Limited, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ ESTHER FANNIN Esther Fannin Trust Officer

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank ATLANTA Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for June 30, 2004

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet	C400
Dollar Amounts in Thousands
ASSETS					RCFD
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Non-interest bearing balances and currency and coin (1)			0081	4,194,416	1.a
	b.	Interest-bearing balances (2)			0071	21,915	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	23,009,751	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	357,925	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	3,578,775	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	5,030,617	4.a
	b.	Loans and leases, net of unearned income	B528	82,439,174			4.b
	c.	LESS: Allowance for loan and lease losses	3123	938,733			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	81,500,441	4.d
5.	Trading assets (from Schedule RC-D)				3545	1,198,917	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,375,533	6
7.	Other real estate owned (from Schedule RC-M)				2150	20,827	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers' liability to this bank on acceptances outstanding				2155	25,849	9
10.	Intangible assets:						10
	a.	Goodwill			3163	886,405	10.a
	b.	Other intangible assets from Schedule RC-M			0426	613,708	10.b
11.	Other assets (from Schedule RC-F)				2160	4,065,518	11
12.	Total assets (sum of items 1 through 11)				2170	125,880,597	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Include time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank Certificate Number: 00867	FFIEC 031

Schedule RC—Continued
Dollar Amounts in Thousands
LIABILITIES					RCON
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	78,171,321	13.a
		(1) Noninterest-bearing (1)	6631	11,214,162			13.a.1
		(2) Interest-bearing	6636	66,957,159			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	7,633,771	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	7,633,771			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	1,826,284	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	8,933,552	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	1,043.323	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	12,892,704	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	25,849	18
19.	Subordinated notes and debentures (4)				3200	2,149,384	19
20.	Other liabilities (from Schedule RC-G)				2930	2,177,105	20
21.	Total liabilities (sum of items 13 through 20)				2948	114,853,293	21
22.	Minority interest in consolidated subsidiaries				3000	967,608	22
	EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	3,245,229	25
26.	a.	Retained earnings			3632	6,060,212	26.a
	b.	Accumulated other comprehensive income (5)			B530	732,655	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	10,059,696	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)				3300	125,880,597	29
	Memorandum To be reported only with the March Report of Condition.				RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003				6724	N/A	M.1
1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
2=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6= 7=	Review of the bank's financial statements by external auditors Compilation of the bank's financial statements by external auditors
3=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8=	Other audit procedures (excluding tax preparation work)
4=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

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  Exhibit 25.1
SIGNATURE
ARTICLES OF ASSOCIATION OF SUNTRUST BANK
CERTIFICATE OF AUTHORITY OF SUNTRUST BANK TO COMMENCE BUSINESS
AUTHORIZATION OF SUNTRUST BANK TO EXERCISE CORPORATE TRUST POWERS
BY-LAWS OF SUNTRUST BANK
(INTENTIONALLY OMITTED. NOT APPLICABLE.)
CONSENT OF TRUSTEE
REPORT OF CONDITION (ATTACHED)
(INTENTIONALLY OMITTED. NOT APPLICABLE.)
(INTENTIONALLY OMITTED. NOT APPLICABLE.)